Exhibit 10.102

Commercial Mortgage Servicing Three Wells Fargo 401 S. Tryon Street, 8th Floor Charlotte, NC 28202 MAC D1050-084

May 18, 2020

SIDE LETTER AGREEMENT

VIA EMAIL

LF3 PINEVILLE, LLC, and

LF3 PINEVILLE TRS, LLC (collectively, “Borrower”)

1635 43rd Street South, Suite 205

Fargo, North Dakota 58103

Attention: Chris Johnston

Email: cjohnston@lodgingfund.com

Re:       Wells Fargo Loan No. XXXXXXX (the “Loan”) to Borrower

Hampton Inn, Pineville

Greetings:

Reference is hereby made to that certain Loan Agreement (the “Original Loan Agreement”) dated as of May 12, 2014 by and between GNP Group of Pineville, LLC and Goldman Sachs Mortgage Company (“Original Lender”) as assumed and modified pursuant to that certain Assumption Agreement dated March 19, 2019, by DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee on behalf of the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2014-GC22 (“Lender”), the Borrower and the Original Borrower, (the “Assumption Agreement” and with the Original Loan Agreement, the “Loan Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning given to those terms in the Loan Agreement. Under a Pooling and Servicing Agreement dated as of June 1, 2015 (the “Servicing Agreement”), Wells Fargo Bank, National Association has been appointed as Master Servicer (in such capacity, “Servicer) for the Loan and has the authority to service and administer the Loan on behalf of Lender.  Wells Fargo Bank, National Association is sending this Side Letter Agreement in its capacity as Servicer on behalf of Lender.

1.   Effective Date.

The effective date of this Side Letter Agreement is _____________, 2020 (the “Effective Date”), except that this Side Letter Agreement shall govern any Discussions (as defined below) that occurred prior to such Effective Date.

For purposes of this Side Letter Agreement, the term “Discussions” shall include any discussions between Borrower and its authorized agents or representatives, Guarantor and its authorized agents or representatives, Lender and its authorized agents or representatives (each individually, a “Lender Party” and collectively, the “Lender Parties”) (including, without limitation, Servicer and CWCapital Asset Management LLC, as special servicer (“Special Servicer”) pursuant to the Servicing Agreement) concerning any potential relief due to the COVID-19 pandemic and other matters concerning the Loan.

Hampton Inn Pineville

2.   Request

Servicer is now in receipt of email correspondence requesting, as a result of the COVID-19 pandemic, (a) the disbursement of funds in the FF&E Reserve Account to Lender for payment of the monthly debt service payment amount and the amount of Tax and insurance funds due on the Payment Dates occurring in May, June and July, 2020 (such period, the “Suspension Period” and such disbursement, the “FF&E Monthly Debt Service Allocation”), (b) the suspension of Borrower’s monthly deposits of FF&E Reserve Funds (such suspended FF&E Reserve Funds, the “Suspended FF&E Reserve Funds”) into the FF&E Reserve Account on the Monthly Payment Dates occurring during the Suspension Period (such suspension, the “FF&E Suspension”), and (c) the replenishment of such suspended deposits into the FF&E Reserve Account pursuant to additional payments made by Borrower in equal monthly payments of $20,700.49 (“FF&E Replenishment Payments”) to be deposited into the FF&E Reserve Account on the Monthly Payment Dates occurring in August, 2020 through July, 2021 (the “Replenishment Period”) (collectively, the “Request”).

Based on the representations made in the Request, any Discussions, this Side Letter Agreement and other information provided to Servicer and its outside counsel, Alston & Bird LLP (“A&B”) by Borrower, Lender has now agreed to consent to (i) the FF&E Monthly Debt Service Allocation, (ii) the FF&E Suspension and (iii) the FF&E Replenishment Payments during the Replenishment Period (the “FF&E Replenishment”), subject to the terms and conditions set forth in this Side Letter Agreement.

3.   FF&E Monthly Debt Service Allocation Request, Consent and Limited Waiver

As noted above, Borrower informed Servicer that Borrower desires that the FF&E Monthly Debt Service Allocation occur during the Suspension Period.

Borrower acknowledges that, (a) per Sections 1.2 and 3.4 of the Loan Agreement, Borrower is required to pay the monthly debt service payment amount and the required amount of Tax and insurance funds on each Payment Date and (b) per Section 3.5(c) the Loan Agreement, disbursements from the FF&E Reserve Account are only permitted for Approved FF&E Expenses after the satisfaction of the conditions set forth in Section 3.5(c) of the Loan Agreement.

Notwithstanding anything to the contrary contained in the Loan Documents, including, without limitation, the requirement that Borrower comply with Sections 1.2 and 3.4 of the Loan Agreement and the conditions to disbursements from the FF&E Reserve Account set forth in Section 3.5(c) of the Loan Agreement, in reliance on the representations, warranties, covenants and agreements contained herein, Lender (i) consents to the FF&E Monthly Debt Service Allocation during the Suspension Period in accordance with Exhibit A and (ii) waives the requirements for (A) Borrower to pay the monthly debt service payment amount and required amount of Tax and insurance funds pursuant to Sections 1.2 and Section 3.4 of the Loan Agreement during the Suspension Period and (B) Borrower to satisfy the disbursement conditions set forth in Section 3.5(c) of the Loan Agreement in order for the disbursements from the FF&E Reserve Account to occur to effectuate the FF&E Monthly Debt Service Allocation.

The parties acknowledge and agree that the total amount of (i) the FF&E Reserve Funds being used to make FF&E Monthly Debt Service Allocations during the Suspension Period, and

Hampton Inn Pineville

(ii)  the Suspended FF&E Reserve Funds being deferred during the Suspension Period is equal to $248,406.00 (the “Full Suspended Amount”).

The limited consent and waiver set forth in this Section 3 (1) shall be a one-time consent and waiver effective only as to the FF&E Monthly Debt Service Allocation during the Suspension Period and (2) shall not be deemed to modify or affect the obligations of Borrower and/or Guarantor to comply with each and every obligation, covenant, duty or agreement under the Loan Documents (as amended hereby, as the case may be) to which such Person is party from and after the date hereof.  Borrower and Guarantor agree that the limited consent and waiver set forth in this Section 3 shall be limited to the precise meaning of the words as written therein and shall not be deemed to prejudice any right or remedy that Lender may now have or may in the future have under or in connection with the Loan Agreement or any other Loan Document other than with respect to the matters for which the limited consent and waiver set forth in this Section 3 have been provided, and Servicer, on behalf of the Lender, hereby reserves all rights and remedies available under the terms of the Loan Agreement and other Loan Documents.

4.   FF&E Suspension Request, Consent and Limited Waiver

As noted above, Borrower informed Servicer that Borrower desires that the FF&E Suspension occur during the Suspension Period.

Borrower acknowledges that, per Section 3.5 of the Loan Agreement, Borrower is required to pay the required amount of FF&E Reserve Funds on each Monthly Payment Date.

Notwithstanding anything to the contrary contained in the Loan Documents, including, without limitation, the requirement that Borrower comply with the Section 3.5 of the Loan Agreement, in reliance on the representations, warranties, covenants and agreements contained herein, Lender (a) consents to the FF&E Suspension in accordance with Exhibit A and (b) waives the requirement for Borrower to comply with Section 3.5 of the Loan Agreement and make deposits into the FF&E Reserve Account during the Suspension Period.

The limited consent and waiver set forth in this Section 4 (i) shall be a one-time consent and waiver effective only as to the FF&E Suspension during the Suspension Period and (ii) shall not be deemed to modify or affect the obligations of Borrower and/or Guarantor to comply with each and every obligation, covenant, duty or agreement under the Loan Documents (as amended hereby, as the case may be) to which such Person is party from and after the date hereof.  Borrower and Guarantor agree that the limited consent and waiver set forth in this Section 4 shall be limited to the precise meaning of the words as written therein and shall not be deemed to prejudice any right or remedy that Lender may now have or may in the future have under or in connection with the Loan Agreement or any other Loan Document other than with respect to the matters for which the limited consent and waiver set forth in this Section 4 have been provided, and Servicer, on behalf of the Lender, hereby reserves all rights and remedies available under the terms of the Loan Agreement and other Loan Documents.

5.   FF&E Replenishment Request and Consent

As noted above, Borrower informed Servicer that Borrower desires, in consideration of Lender’s consent to the FF&E Suspension, and in lieu of the requirement to make payments to Lender on account of FF&E during the Suspension Period, that Borrower may be permitted to instead make FF&E Replenishment payments during the Replenishment Period.

Hampton Inn Pineville

Borrower acknowledges that, per Section 3.5 of the Loan Agreement, Lender may reassess the amount of monthly payment required under Section 3.5 of the Loan Agreement from time to time in its reasonable discretion.  In accordance with exercising such discretion, Lender hereby requires that Borrower deposit the FF&E Replenishment Payment on each Payment Date during the Replenishment Period, in addition to the amounts otherwise required to be deposited by Borrower set forth in Section 3 of the Loan Agreement.  Exhibit A attached hereto sets forth the combined FF&E deposit amount of $34,695.00 (i.e., the FF&E Replenishment Payment plus the current monthly FF&E Reserve Funds deposit amount of $13,994.51) during the Replenishment Period.  The parties hereto agree that any failure of Borrower to deposit the FF&E Replenishment Payments during the Replenishment Period shall constitute an Event of Default under the Loan Agreement, subject to any cure rights Borrower may have under the terms of the Loan Documents.

The limited consent set forth in this Section 5 (a) shall be a one-time consent and effective only as to the FF&E Replenishment during the Replenishment Period and (b) shall not be deemed to modify or affect the obligations of Borrower and/or Guarantor to comply with each and every obligation, covenant, duty or agreement under the Loan Documents (as amended hereby, as the case may be) to which such Person is party from and after the date hereof.  Borrower and Guarantor agree that the limited consent set forth in this Section 5 shall be limited to the precise meaning of the words as written therein and shall not be deemed to prejudice any right or remedy that Lender may now have or may in the future have under or in connection with the Loan Agreement or any other Loan Document other than with respect to the matters for which the limited consent set forth in this Section 5 have been provided, and Servicer, on behalf of the Lender, hereby reserves all rights and remedies available under the terms of the Loan Agreement and other Loan Documents.

6.   Monthly Performance Package.

Borrower and Guarantor each hereby acknowledge and agree that Lender’s consent to (a) the FF&E Monthly Debt Service Allocation, (b) the FF&E Suspension and (c) FF&E Replenishment is subject to, in addition to the conditions set forth in Sections 4-5 above, Borrower’s delivery on each Monthly Payment Date during the Suspension Period and Replenishment Period of a “Monthly Performance Package”, which shall contain (i) a monthly profit and loss statement, (ii) an accounts payable aging statement, (iii) an STR report and (iv) either (A) to the extent Borrower is interested in obtaining one or more Small Business Loans under the federal Paycheck Protection Program (individually and/or collectively, as the context may require, the “PPP Loan”) provided in Section 7(a) of the Small Business Act of 1953 (as in effect from time to time, the “SBA”), as amended by the Coronavirus Aid, Relief, and Economic Security Act (as amended from time to time and including all regulations and guidance issued by any Governmental Authority with respect thereto, the “CARES Act”), a detailed request for any specific PPP Loan desired to be obtained by Borrower (such request, a “PPP Loan Request Package”), or (B) if Borrower is not interested in pursuing a PPP Loan as of such Monthly Payment Date, an affirmative statement confirming that Borrower is not interested in pursuing a PPP Loan as of such Monthly Payment Date.   The parties hereto agree that any failure of Borrower to provide the Monthly Performance Package on each Monthly Payment Date during the Suspension Period and Replenishment Period shall constitute an Event of Default under the Loan Agreement, subject to any cure rights Borrower may have under the terms of the Loan Documents.  Borrower and Guarantor further acknowledge and agree that Lender’s requirement

Hampton Inn Pineville

for Borrower to deliver any PPP Loan Package shall not be interpreted as Lender’s consent to any PPP Loan or any modification of Borrower’s obligation to comply with Section 6.4 of the Loan Agreement.  For the avoidance of doubt, as of the Effective Date, Lender has not provided consent for Borrower to obtain any PPP Loan.

7.   Operating Expenses.

Borrower and Guarantor each hereby acknowledge and agree that Lender’s consent to (a) the FF&E Monthly Debt Service Allocation, (b) the FF&E Suspension and (c) FF&E Replenishment is subject to, in addition to the conditions set forth above, Borrower continuing to be responsible for all operating expenses with respect to the Property as required in the Loan Documents.

8.   No Default or Event of Default; Waiver.

Borrower and Guarantor each hereby acknowledges and agrees that to its knowledge there no default or Event of Default by any of Borrower, Guarantor and/or Lender under any of the Loan Documents has occurred or is continuing, including any events which now exist or, following notice and an opportunity to cure, will ripen into a default by any of Borrower, Guarantor and/or Lender under any of the Loan Documents. This Side Letter Agreement shall not be construed as establishing a course of conduct on the part of Lender upon which Borrower and/or Guarantor may rely at any time in the future.  Borrower and Guarantor expressly waive any right to assert any claim against any Lender Party to such effect at any time.

9.    Legal and Other Fees.

(a)         In connection with this Side Letter Agreement, Borrower (or its designee) shall pay any fees, expenses and charges due to Servicer in connection with its review and handling of the matters set forth in this Side Letter Agreement, including a $1,500.00 consent fee pursuant to the wiring instructions set forth in Exhibit B attached hereto, which $1,500.00 consent fee shall be split equally between Servicer and Special Servicer.

(b)         In connection with this Side Letter Agreement, Borrower (or its designee) shall pay A&B’s legal fees arising in connection with the matters set forth in this Side Letter Agreement in the amount of $3,500.00 pursuant to the wiring instructions set forth in Exhibit B attached hereto.

10.  Miscellaneous.

This Side Letter Agreement constitutes the entire agreement of the parties concerning the Request and supersedes any prior Discussions.  This Side Letter Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, and permitted assigns, but this Side Letter Agreement does not and is not intended to, benefit any third party.  This Side Letter Agreement shall be governed by the laws set forth in the applicable Loan Documents. Section or paragraph headings used herein are for convenience only and shall not be used to interpret any term hereof.  It is agreed that no interpretation or construction of this Side Letter Agreement in enforcement hereof by a court or other body shall apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the Party who itself or through its agents prepared the same.  This Side Letter Agreement may be executed in one or

Hampton Inn Pineville

more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement.  Each party executing this Side Letter Agreement represents that such party has the full authority and legal power to do so.  No amendment of this Side Letter Agreement shall be made except by written agreement signed by the parties.  The parties agree that their electronically transmitted signatures on this Side Letter Agreement shall have the same effect as manually made signatures.  This Side Letter Agreement is expressly limited to the matters described herein and shall not be deemed a consent to or as a waiver of any other conditions or requirements in the Loan Documents or as an agreement to consent to future, similar requests.   If all of the aforementioned conditions are not satisfied within the time frames set forth above, or if there is any material change in the transactions contemplated herein on or before the satisfaction of all of the aforementioned conditions, then this Side Letter Agreement and the consents, waivers and modifications contained herein shall be null and void.

11.  Electronic Signatures.

(a)         Each of the parties hereto consents to do business electronically in connection with this Side Letter Agreement.  Delivery of an executed counterpart of a signature page of this Side Letter Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Side Letter Agreement.

(b)         The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Side Letter Agreement or any notice issued in connection herewith shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, admissibility into evidence and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, Uniform Real Property Electronic Recording Act (“URPERA”), if applicable, the New York State Electronic Signatures and Records Act, the Illinois Electronic Commerce Security Act or any other similar state laws based on the Uniform Electronic Transactions Act, if applicable; provided that nothing herein shall require the Lender to accept Electronic Signatures in any form or format without its prior written consent, which consent can be withheld in its sole discretion. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

(c)         Without limiting the generality of the foregoing, each of the parties hereto hereby (i) agrees that, for all purposes electronic images of this Side Letter Agreement (with respect to the signature pages hereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Side Letter Agreement based solely on the lack of paper original copies of this Side Letter Agreement, including with respect to any signatures hereon.

(d)         Even though the parties agree that such Electronic Signatures are legally enforceable and intended to be effective for all purposes, the signing parties agree if requested by Lender in its sole discretion to promptly deliver to Lender the requested original document bearing an original manual signature, (i) in order to reduce the risk of fraud, comply with potentially applicable regulations, (ii) to the extent required or advisable to be delivered in

Hampton Inn Pineville

connection with any program made available to the Lender or any of its affiliate by the Federal Reserve, U.S. Treasury Department or any other federal or state regulatory body, (iii) to the extent required pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or as otherwise as required by applicable law, rule or regulation or compulsory legal process, or as requested by a governmental and/or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), or (iv) for other operational or risk management purposes.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

This Side Letter Agreement is executed and agreed to by the parties below as of the date first set forth above.

LENDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee on behalf of the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2014-GC22 (“Lender”).

	By:	Wells Fargo Bank, National Association, solely in its capacity as General Master Servicer, as authorized pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 2015

		By:	/s/ Michael Benner
		Name:	Michael Benner
		Title:	Director

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

Hampton Inn Pineville

Signature Page to Side Letter Agreement

BORROWER:	LF3 PINEVILLE, LLC
a Delaware limited liability company

	By:	Lodging Fund REIT III OP, L.P. a Delaware
limited partnership, its Sole Member

		By:	Lodging Fund REIT III, Inc., a
Maryland corporation, its General
Partner

		By:	/s/ Norman H. Leslie
		Name:	Norman H. Leslie
		Title:	Chief Investment Officer & Treasurer

BORROWER:	LF3 PINEVILLE TRS, LLC
a Delaware limited liability company

	By:	Lodging Fund REIT III TRS, Inc., a Delaware
corporation, its Sole Member

		By:	/s/ Norman H. Leslie
		Name:	Norman H. Leslie
		Title:	Vice President & Treasurer

GUARANTOR:	NORMAN H. LESLIE, an individual

/s/ Norman H. Leslie

Hampton Inn Pineville

Signature Page to Side Letter Agreement

EXHIBIT A

SUSPENSION PERIOD AND REPLENISHMENT PERIOD PAYMENT SCHEDULE

[ATTACHED]

EXHIBIT B

SERVICER WIRING INSTRUCTIONS

Commercial Mortgage Servicing
MAC D1050-084
Three Wells Fargo Building
401 S. Tryon Street, Floor 8
Charlotte, NC 28202

Tel: 800 326 1334

January 9, 2020

NOTICE OF WIRING INSTRUCTIONS
WELLS FARGO COMMERCIAL MORTGAGE SERVICING

To Whom It May Concern:

Below are the wiring instructions for Wells Fargo Commercial Mortgage Servicing (CMS). No other wiring instructions should be used when wiring funds.

Bank: Wells Fargo Bank, N.A.
Account Name: REAM as Trustee for Various Investors – Incoming Wires
ABA: [redacted]
Account #: [redacted] Loan No. XXXXXX/Attn. Michael Benner
Reference: Wells Fargo CMS Loan Number ____________

It is unlikely that these wiring instructions will change. Any changes may only be made by formal notice with notarized signatures of two Wells Fargo CMS senior officers.

We appreciate your attention to this matter.

Regards,

Alan Kronovet
Executive Vice President

Sean D. Reilly
Managing Director

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of North Carolina }
County of Mecklenburg }
On January 9, 2020 before me, Janet Garner, personally appeared, Alan Kronovet; Sean D Reilly who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of North Carolina that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Janet Garner
NOTARY PUBLIC
Gaston County, NC

Signature Janet Garner (Notary Seal)
exp date: 3-27-2020

Together we'll go far

Wells Fargo Bank, N.A.